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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  JULY 28, 2002
                                 Date of Report

                            LNR PROPERTY CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


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

             DELAWARE                               001-13223                             65-0777234
   (State or Other Jurisdiction                    (Commission                          (IRS Employer
         of Incorporation)                         File Number)                     Identification Number)


760 NORTHWEST 107TH AVENUE, MIAMI, FLORIDA                                                33172
 (Address of Principal Executive Offices)                                               (Zip Code)

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                                 (305) 485-2000
              (Registrant's Telephone Number, Including Area Code)

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ITEM 1.   CHANGES IN CONTROL OF REGISTRANT.

Until July 28, 2002, Leonard Miller, through his direct and indirect ownership and control of MFA Limited Partnership, a Delaware limited partnership, and The Miller Charitable Fund, L.P., a Delaware limited partnership, was the beneficial owner of 9,737,830 shares of Class B Common Stock of LNR Property Corporation (the "Company"), which were convertible into 9,737,830 shares of common stock of the Company. Because each share of Class B Common Stock is entitled to ten votes, and each share of common stock is entitled to only one vote, the Class B Common Stock gave Mr. Miller the power to cast 79.4% of the total number of votes that could be cast by holders of the Company's stock.

Leonard Miller died on July 28, 2002. As result of his death, all the outstanding stock of the corporate general partner of MFA Limited Partnership was transferred to a trust of which Stuart Miller is the sole trustee. Because of that, Stuart Miller has the power to direct the voting, and to direct the disposition of, the 8,188,630 shares of Class B Common Stock held by MFA Limited Partnership. Those shares, together with 550,556 shares of common stock which Stuart Miller owns directly or are held in his account under the Company's Savings Plan, give Stuart Miller the power to cast 67.2% of the votes that can be cast by holders of the Company's stock. Therefore, Stuart Miller has the power to cause the election of directors of the Company, and to take most other actions which may be taken by stockholders of the Company, even if no other stockholders vote in favor of the directors or the other stockholder actions. In addition, since 1997, Stuart Miller has been the Chairman of the Board and a Director of the Company. Steven Saiontz, who is married to Stuart Miller's sister, is the Chief Executive Officer of the Company.

Under the Will of Leonard Miller, all the shares of the corporation that is the sole stockholder of the corporate general partner of The Miller Charitable Fund, L.P., which owns 1,549,200 shares of Class B Common Stock of the Company, are to be conveyed to a trust of which Stuart Miller is one of four trustees. The other trustees include Stuart Miller's sister and brother. The Will of Leonard Miller designates the same four people to be the personal representatives to probate the Estate of Leonard Miller. However, the court has not yet appointed the personal representatives. It is anticipated that, shortly after the personal representatives are appointed, they will elect Stuart Miller as the sole director of the corporate general partner of The Miller Charitable Fund, L.P. That will give him the power to vote or direct the voting, or to dispose or direct the disposition of, the shares of Class B Common Stock held by The Miller Charitable Fund, L.P. and any common stock into which it may be converted. This would increase the percentage of the votes which Stuart Miller could cast to 79.8% of all the votes which can be cast by holders of the Company's stock.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 12, 2002



                          By:/s/ Shelly Rubin
                             ---------------------------------------------------
                             Name: Shelly Rubin
                             Title: Vice President and Chief Financial Officer







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